UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2019

ZIX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	0-17995	75-2216818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZIXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends a Current Report on Form 8-K originally filed by Zix Corporation on August 1, 2019 (the “Original Filing”) and is being filed solely to furnish a corrected version of Exhibit 99.1. The final section titled “Notes to Reconciliation of GAAP to Non-GAAP Financial Measures” was inadvertently omitted from Exhibit 99.1 that was included with the Original Filing. As a result, the Company is filing this Amendment to the Original Filing to include such information.

This Amendment does not amend or otherwise update any other information in the Original Filing and should therefore be read in conjunction with the Original Filing.

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2019, Zix Corporation issued a press release to announce financial results for the second quarter ending June 30, 2019. Exhibit 99.1 hereto is an updated press release that contains information in the final section titled “Notes to Reconciliation of GAAP to Non-GAAP Financial Measures” which was inadvertently omitted in the initial press release. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 1, 2019, titled “Zix Reports Second Quarter 2019 Financial Results”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)

Date: August 1, 2019	By:	/s/ David E. Rockvam
David E. Rockvam
Vice President and Chief Financial Officer